As filed with the Securities and Exchange Commission on March 28, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0148231
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

1995 Directors Stock Option Plan
(Full Title of the Plan)

R.L. Smith McKeithen, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5, San Jose, California 95134
(Name and Address of Agent For Service)
(408) 943-1234
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Gregory J. Conklin, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street, 31st Floor
San Francisco, California 94104
(415) 393-8200
CALCULATION OF REGISTRATION FEE

Title of Each Class of
Securities To Be	Amount	Proposed Maximum	Proposed Maximum	Amount Of
Registered	To Be Registered (1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee(2)
Common Stock, par value $0.01 per share	500,000 shares	$17.81	$8,905,000	$952.84

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of Cadence Design Systems, Inc. Common Stock on March 22, 2006 as reported on the NASDAQ National Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
     This Registration Statement on Form S-8 is filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible directors of the Registrant under the Registrant’s 1995 Directors Stock Option Plan (the “Plan”). On March 7, 2003 and March 22, 2003, the Registrant filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration No. 333-103657 and No. 333-105481, respectively) (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible directors of the Registrant under the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)	The Registrant’s Registration Statements on Form S-8 (File Nos. 333-103657 and 333-105481) filed on March 7, 2003 and March 22, 2003, respectively;

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including all material incorporated by reference therein;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2006, February 13, 2006 and March 1, 2006;

(d)	The Registrant’s Amended Current Report on Form 8-K/A filed with the Commission on February 2, 2006; and

(e)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2006.
     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished in any Current Report on Form 8-K.
     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

II-1

List of Exhibits

Exhibit Number	Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	1995 Directors Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2005).

II-2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 28th day of February, 2006.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Michael J. Fister
Michael J. Fister
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Fister Michael J. Fister	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2006
/s/ William Porter William Porter	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2006
/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	February 28, 2006
/s/ Donald L. Lucas Donald L. Lucas	Director	February 28, 2006
/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	February 28, 2006
/s/ George M. Scalise George M. Scalise	Director	February 28, 2006
/s/ Roger S. Siboni Roger S. Siboni	Director	February 28, 2006
/s/ Lip-Bu Tan Lip-Bu Tan	Director	February 28, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	1995 Directors Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2005).